UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

IHS MARKIT LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2020, IHS Markit Ltd. (the “Company”) entered into the first amendment (the “First Amendment”) to its senior unsecured 364-day term loan facility (the “Credit Agreement”), dated as of September 13, 2019, among the Company, as the borrower, certain lenders party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”). Pursuant to the First Amendment, the parties have agreed to (i) extend the maturity date of the Credit Agreement to April 2, 2021, the date that is 364 days following the date of the First Amendment (the “First Amendment Maturity Date”), (ii) increase the Applicable Rate with respect to any Eurodollar Loan (such terms as defined in the Credit Agreement) from 0.75% to 1.00% and (iii) add a “most favored nations” pricing condition with respect to term loans incurred prior to the First Amendment Maturity Date.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	First Amendment to Credit Agreement, dated as of April 3, 2020, by and among IHS Markit Ltd., as the borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 3, 2020	By:	/s/ Sari Granat
		Name:	Sari Granat
		Title:	Executive Vice President, Chief Administrative Officer, and General Counsel